EXHIBIT 21
                               ----------

             SUBSIDIARIES AND JOINT VENTURE OF THE COMPANY


As of March 31, 1999, the Company owned a majority to one hundred percent of the following securities of the following subsidiaries and Joint
Venture:


                               State (Country)       Percentage of Voting
Subsidiary                     of Incorporation        Securities Owned
----------                     ----------------      --------------------

San Luis Estates, Inc.         Colorado                    100.00%
Universal Developers, Inc.     Wisconsin                   100.00%
Homespan Realty Co., Inc.      Wisconsin                   100.00%
Piccadilly Advertising Agency, Wisconsin                   100.00%
 Inc. now known as Ecomm
 Group Inc.
San Sebastian Gold Mines,      Nevada                       82.50%
 Inc.
Mineral San Sebastian, S.A.    (El Salvador, Central        52.00%
 de C.V.                       America)
Commerce/Sanseb Joint Venture  Wisconsin (and El Salvador,  90.00%
                               Central America)